EXHIBIT 23

CONSENTS OF ROBERT A. HORN AND ROBERT C. OSBORNE,
EACH AS A QUALIFIED PERSON UNDER
NATIONAL INSTRUMENT 43-101

CONSENT OF ROBERT A. HORN

        The undersigned hereby consents to the reference to him as having responsibility for the statements as to the ore reserves of Inco Limited’s operations in Ontario and Manitoba and the Voisey’s Bay deposit and the ore reserves of PT International Nickel Indonesia Tbk and Goro Nickel S.A. in the Annual Report on Form 10-K of Inco Limited for the year ended December 31, 2002 under the headings “Ore Reserves and Mining Rights in Canada”, “PT International Nickel Indonesia Tbk” and “Goro Nickel S.A.”.

      Dated the 20th day of March, 2003.

(Signed) ROBERT A. HORN

Robert A. Horn

CONSENT OF ROBERT C. OSBORNE

        The undersigned hereby consents to the reference to him as having responsibility for the statements as to the ore reserves of PT International Nickel Indonesia Tbk in the Annual Report on Form 10-K of Inco Limited for the year ended December 31, 2002 under the heading “PT International Nickel Indonesia Tbk.”

      Dated the 20th day of March, 2003.

(Signed) ROBERT C. OSBORNE

Robert C. Osborne